You're invited to join an exclusive community investing in blue-chip art.

- Invest in multimillion-dollar paintings
- Attractive historical price appreciation
- Buy and sell shares on secondary market
- Receive proceeds when the painting sells

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MASTERWORKS 047
Banksy
▲ $22.04 (0.43%) Today
1W 1M 3M 6M YTD 1Y
BUY SHARES
'The rich have got much richer': why art sale prices are going through the roof
MASTERWORKS
Portfolio
July
$286,687.50
Estimated Fair Value
Jean-Michel Basquiat
Keith Haring
Banksy
WSJ
ART & AUCTIONS
Art Is Among the Hottest Markets on Earth

Forbes | CNBC | CNN | The New York Times | WSJ | yahoo! | TC

Track record

Artist	Annualized Net Return	Days held
Banksy	32.0%	378 days held
George Condo	39.3%	532 days held
Albert Oehlen	36.2%	354 days held
Cecily Brown	27.3%	604 days held
Claude Monet	9.2%	631 days held
Sam Gilliam	33.1%	791 days held
George Condo	21.5%	638 days held

The annualized internal rate of return net of all fees and costs, calculated from the closing date of the primary offering to the date the sale is consummated. IRR may not be indicative of Masterworks paintings not yet sold and past performance is not indicative of future results.

Strong appreciation over the last 25+ years

See how Contemporary Art performance compares to other major asset classes.

Contemporary Art	S&P 500	Real Estate	Gold
13.8%	10.2%	8.9%	7.2%

Comparison of Performance (1995-2021)



Index (1995=1)
30
25
20
15
10
5
0

Reflects value-weighted price appreciation for all Contemporary Art (works produced after 1945) sold at least twice at public auction. There are significant differences between art investments and stocks. See important disclosures

Art still performs in high inflationary periods

Contemporary Art has demonstrated strong appreciation in high inflation periods, like right now.

Average appreciation in high inflationary periods



13.5%
5.5%
3.9%
3.2%
0.5%
15.0%
12.0%
9.0%
6.0%
3.0%
0.0%
Contemporary Art
S&P 500
Emerging Market Equities
Gold
US Corporate Bonds

Reflects value-weighted price appreciation for all Contemporary Art (works produced after 1945) sold at least twice at public auction. There are significant differences between art investments and stocks. See important disclosures

Invest in paintings by some of the most popular artists



Banksy
(b. 1974)
13.96%
Median Artist Appreciation Rate
132 99



Jean-Michel Basquiat
(1960–1988)
18.09%
Median Artist Appreciation Rate
132 99



Andy Warhol
(1928–1987)
10.57%
Median Artist Appreciation Rate
211 132



Pablo Picasso
(1881–1973)
7.62%
Median Artist Appreciation Rate
104 183



Kaws
(b. 1974)
40.29%
Median Artist Appreciation Rate
178 204



Keith Haring
(1958–1990)
13.72%
Median Artist Appreciation Rate
211 132



Mark Rothko
(1903–1970)
13.64%
Median Artist Appreciation Rate
183 145



Yayoi Kusama
(b. 1929)
25.07%
Median Artist Appreciation Rate
81 142

Based on public auction sales data for the period from the earliest time such data is available until June 30, 2022.

How It Works

Masterworks is the first platform for buying and selling shares representing an investment in iconic artworks. Build a diversified portfolio of expertly-vetted works curated by our industry-leading research team.

We Find Iconic Artists
We determine which artist markets have the most momentum

We Purchase the Art
We review thousands of examples of paintings and buy less than 5% of what we're offered

We Securitize the Artwork
We file an offering circular with the SEC allowing anyone to invest

Sell Your Shares
You have the option to sell your shares in our secondary market, or wait until the painting sells

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Press Coverage


ON AIR
MAD MONEY

Masterworks on 'Mad Money' with Jim Cramer



Masterworks raises $110M to sell fractional shares of physical art — not NFTs



Masterworks makes investing in artwork affordable



Where do you put your money in a bear market? Try wine, art and baseball cards



Art Is Among the Hottest Markets on Earth



Masterworks: The platform that allows nearly anyone to invest in multimillion-dollar art



Art values are booming as New York auctions make billions of dollars in sales

FAQ

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